EXHIBIT 99.1

NMI Holdings, Inc. Reports Third Quarter 2015 Financial Results,
New Insurance Written Grows 43% Sequentially
NMI Holdings, Inc. (Nasdaq: NMIH) today reported results for the third quarter ended Sep. 30, 2015. The company reported a net loss for the third quarter of $4.8 million, or $0.08 per share, which compares with a net loss of $10.4 million, or $0.18 per share, in the prior quarter, and a net loss of $11.0 million, or $0.19 per share, in the third quarter of 2014.
Bradley Shuster, chairman and CEO of National MI, said, “In the third quarter, we continued to execute on our growth plan, as our 43% sequential increase in new insurance written significantly exceeded estimated market growth for the quarter. Strength in our flow business drove the majority of the gains. For the quarter, we grew cash and investments by approximately $13 million, signed up 64 new customers to master policies, and achieved record premiums earned. We expect to end the year in a solid competitive position, and look forward to continued growth and becoming profitable in 2016.”

•	Total new insurance written (NIW) for the third quarter was $3.6 billion, up 43% from $2.5 billion in the prior quarter.

•
Premiums earned for the quarter were $12.8 million, up from $8.9 million in the prior quarter. Investment income in the third quarter was $1.9 million, up from $1.7 million in the prior quarter. Total revenues were $14.7 million, up from $10.9 million in the prior quarter.

•
Total underwriting and operating expenses in the third quarter were $19.7 million, including share-based compensation expense of $1.8 million. This compares with total underwriting and operating expenses of $20.9 million, including $2.1 million of share-based compensation, in the prior quarter.

•
As of the end of the third quarter, the company had approved master policies in place with 906 customers, up from 842 as of the end of the prior quarter, and up from 664 as of the end of the third quarter of 2014. Customers delivering NIW in the quarter grew to 391, which compares with 340 in the prior quarter and 180 in the same quarter a year ago.

•
As of Sep. 30, 2015, the company had primary insurance-in-force of $10.6 billion, which compares with $7.2 billion at the prior quarter end and $1.8 billion as of Sep. 30, 2014. Pool insurance-in-force as of the end of the third quarter was $4.3 billion, which compares with $4.5 billion at the prior quarter-end and $4.8 billion as of Sep. 30, 2014.

•
As of Sep. 30, 2015, cash and investments were $447 million, including $161 million at the holding company, and book equity was $408 million, equal to $6.95 per share. This book value excludes any benefit attributable to the company’s deferred tax asset of approximately $54 million as of Dec. 31, 2014.

•	As of Sep. 30, 2015, the company’s risk-to-available assets ratio in its primary insurance company was 11.6:1.

Conference Call and Webcast Details
NMI Holdings, Inc. will hold a conference call today, Oct. 27, 2015, at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss results for the quarter. The conference call will be broadcast live on the company’s website, on the "Events and Presentations" page of the "Investors" section at http://ir.nationalmi.com. The call may also be accessed by dialing (888) 734-0328 inside the U.S., or (914) 495-8578 for international callers using Conference ID: 60950406, or by referencing NMI Holdings, Inc. Investors and analysts are asked to dial-in ten minutes before the conference call begins.
About National MI
National Mortgage Insurance Corporation (National MI), a subsidiary of NMI Holdings, Inc. (NASDAQ: NMIH), is a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

EXHIBIT 99.1

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: our ability to implement our business strategy, including our ability to attract and retain a diverse customer base and to achieve a diversified mix of business across the spectrum of our product offerings; changes in the business practices of the GSEs that may impact the use of private mortgage insurance; our ability to comply with the financial requirements of the PMIERs, once effective; our ability to maintain sufficient holding company liquidity to meet our short- and long-term liquidity needs; heightened competition for our mortgage insurance business from other private mortgage insurers and the FHA; adoption of new or changes to existing laws and regulations or their enforcement and implementation by regulators, including changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance in particular and potential future lawsuits, investigations or inquiries or resolution of current inquiries, including a June 2015 letter from the Wisconsin Office of the Commissioner of Insurance requesting that each MI company, including us, respond to a number of inquiries related to whether the company has offered customized terms or rates; and general economic downturns and volatility. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 as updated in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 and as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
(510) 788-8417
john.swenson@nationalmi.com

Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations (unaudited)	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
Revenues	(In Thousands)
Net premiums written	$35,360	$9,661	$68,629	$19,890
Increase in unearned premiums	(22,526)	(5,761)	(40,003)	(11,993)
Net premiums earned	12,834	3,900	28,626	7,897
Net investment income	1,884	1,342	5,168	4,299
Net realized investment (losses) gains	(15)	134	952	134
Total revenues	14,703	5,376	34,746	12,330
Expenses
Insurance claims and claims expenses	181	(26)	279	2
Underwriting and operating expenses	19,653	17,895	58,912	55,833
Total expenses	19,834	17,869	59,191	55,835
Other income
Gain from change in fair value of warrant liability	332	1,240	1,473	3,009
Gain from settlement of warrants	—	—	—	37
Loss before income taxes	(4,799)	(11,253)	(22,972)	(40,459)
Income tax benefit	—	(277)	—	(1,574)
Net loss	$(4,799)	$(10,976)	$(22,972)	$(38,885)

Condensed consolidated balance sheets (unaudited)	September 30, 2015	December 31, 2014
	(In Thousands)
Total investment portfolio	$314,455	$336,501
Cash and cash equivalents	132,791	103,021
Deferred policy acquisition costs, net	12,181	2,985
Software and equipment, net	13,902	11,806
Other assets	13,568	8,952
Total assets	$486,897	$463,265
Unearned premiums	62,072	22,069
Reserve for insurance claims and claims expenses	$358	$83
Accounts payable and accrued expenses	14,230	10,646
Warrant liability	1,899	3,372
Deferred tax liability	137	137
Total liabilities	78,696	36,307
Total shareholders' equity	408,201	426,958
Total liabilities and shareholders' equity	$486,897	$463,265

EXHIBIT 99.1

New Insurance Written, Insurance in Force and Premiums

The table below shows primary and pool IIF, NIW and premiums written and earned.

Primary and pool IIF and NIW	As of and for the quarter ended				For the nine months ended
	September 30, 2015		June 30, 2015		September 30, 2015
	IIF	NIW	IIF	NIW	NIW
	(In Thousands)
Monthly	$5,087,431	$1,581,617	$3,616,951	$1,460,166	$3,960,480
Single	5,514,061	2,051,123	3,573,463	1,088,349	3,916,917
Primary	10,601,492	3,632,740	7,190,414	2,548,515	7,877,397

Pool	4,339,508	—	4,475,653	—	—
Total	$14,941,000	$3,632,740	$11,666,067	$2,548,515	$7,877,397

Primary and pool premiums written and earned	For the quarter ended
	September 30, 2015	June 30, 2015
	(In Thousands)
Net premiums written	$35,360	$20,347
Net premiums earned	12,834	8,856
Portfolio Statistics
The table below shows primary NIW, IIF, RIF, policies in force, the weighted average coverage and loans in default, by quarter, for the last five quarters.

Primary portfolio trends	As of and for the quarter ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
	(Dollars in Thousands)
New insurance written	$3,632,740	$2,548,515	$1,696,142	$1,692,187	$974,910
Insurance in force (1)	$10,601,492	$7,190,414	$4,835,248	$3,369,664	$1,812,956
Risk in force (1)	$2,553,347	$1,715,442	$1,145,602	$801,561	$435,722
Policies in force (1)	46,175	31,682	21,225	14,603	7,628
Weighted average coverage (2)	24.1%	23.9%	23.7%	23.8%	24.0%
Loans in default (count)	20	9	6	4	—
Risk in force on defaulted loans	$962	$528	$350	$208	$—

(1)	Reported as of the end of the period.

(2)	End of period RIF divided by IIF.
The table below reflects a summary of the change in total primary IIF for the three and nine months ended September 30, 2015 and 2014.

Primary IIF	For the three months ended September 30,		For the nine months ended September 30,
	2015	2014	2015	2014
	(In Thousands)
IIF, beginning of period	$7,190,414	$939,753	$3,369,664	$161,731
NIW	3,632,740	974,910	7,877,397	1,759,167
Cancellations and other reductions	(221,662)	(101,707)	(645,569)	(107,942)
IIF, end of period	$10,601,492	$1,812,956	$10,601,492	$1,812,956

EXHIBIT 99.1

The table below reflects a summary of our primary IIF and RIF by book year.

Primary IIF and RIF	As of September 30, 2015
	IIF	RIF
	(In Thousands)
2015, through September 30, 2015	$7,725,632	$1,862,737
2014	2,800,015	672,745
2013	75,845	17,865
Total	$10,601,492	$2,553,347
The table below reflects our total primary IIF, RIF and average loan size, by FICO.

	As of September 30, 2015
Primary	IIF		RIF		Average primary loan size
	(Dollars in Thousands)
>= 740	$6,673,029	63.0%	$1,587,567	62.2%	$237
680 - 739	3,492,541	32.9	859,823	33.7	221
620 - 679	435,922	4.1	105,957	4.1	205
<= 619	—	—	—	—	—
Total	$10,601,492	100.0%	$2,553,347	100.0%
The table below reflects the percentage of our primary RIF by loan type.

Percentage of Primary RIF by loan type	As of September 30, 2015

Fixed	97.5%
Adjustable rate mortgages:
Less than five years	—
Five years and longer	2.5
Total	100.0%
As of September 30, 2015, 100% of our pool risk-in-force was comprised of insurance on fixed rate mortgages.

The following table reflects the percentage and policy count of our RIF by LTV.

Total RIF by LTV	As of September 30, 2015
	% of Total RIF	Policy Count
Primary
95.01% and above	3.1%	1,520
90.01% to 95.00%	54.5	21,808
85.01% to 90.00%	34.0	14,803
80.01% to 85.00%	8.4	8,043
80.00% and below	—	1
Total primary	100.0%	46,175
Pool
80.00% and below	100.0%	19,296
Total pool	100.0%	19,296

EXHIBIT 99.1

Geographic Dispersion
The following tables show the distribution by state of our IIF and RIF, for both primary and pool insurance.

Top 10 primary IIF and RIF by state		IIF	RIF
As of September 30, 2015
1.	California	14.0%	13.2%
2.	Texas	6.9	7.1
3.	Florida	5.2	5.4
4.	Michigan	4.5	4.6
5.	Colorado	4.3	4.3
6.	Virginia	4.0	3.9
7.	Pennsylvania	3.8	3.9
8.	New Jersey	3.7	3.4
9.	Ohio	3.6	3.8
10.	Arizona	3.5	3.6
	Total	53.5%	53.2%

Top 10 pool IIF and RIF by state		IIF	RIF
As of September 30, 2015
1.	California	28.4%	27.8%
2.	Texas	5.3	5.4
3.	Washington	3.8	3.8
4.	Colorado	3.8	3.8
5.	Massachusetts	3.7	3.6
6.	Illinois	3.7	3.7
7.	Virginia	3.6	3.6
8.	New York	2.9	2.9
9.	New Jersey	2.8	2.8
10.	Florida	2.8	2.8
	Total	60.8%	60.2%